Exhibit 10.2
FIRST AMENDMENT TO
AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”) is executed on July 15, 2010, but effective as of June 16, 2010, between Belden Inc., a Delaware corporation (the “Company”), and Denis Suggs (the “Executive”).
W I T N E S S E T H:
     WHEREAS, the Company and Executive entered into an Amended and Restated Executive Employment Agreement effective as of December 1, 2008 (the “Agreement”); and
     WHEREAS, the Company and Executive desire to amend the Agreement with respect to the Executive’s Base Salary pursuant to Section 3 of the Agreement.
     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. The first sentence of Section 3 of the Agreement is hereby amended and restated to read in its entirety as follows:
“As of June 16, 2010, the Company shall continue to pay Executive a base salary (the “Base Salary”) at an annual rate of $450,000, payable in accordance with the regular payroll practices of the Company.”
2. Capitalized terms used herein, unless otherwise defined herein, have the meaning ascribed to such terms in the Agreement and, except as expressly provided herein, all provisions of the Agreement shall remain in full force and effect.
3. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.

BELDEN INC.
By:	/s/ Kevin Bloomfield
Kevin Bloomfield, General Counsel

By:	/s/ Denis Suggs
Denis Suggs